UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Termination of Existing Replacement Capital Covenants

On April 11, 2012, Prudential Financial, Inc. (the “Company”) issued a news release announcing the successful completion of its solicitation of consents from the holders of its 6.625% Medium-Term Notes, Series D, due 2037 (the “Notes”) to terminate (i) the Replacement Capital Covenant, dated as of June 17, 2008, that the Company had made in favor of the holders of the Notes in connection with the Company’s issuance of its 8.875% Fixed-to-Floating Rate Junior Subordinated Notes due 2068 (the “8.875% Junior Subordinated Notes”) and (ii) the Replacement Capital Covenant, dated as of June 30, 2008, that the Company had made in favor of the holders of the Notes in connection with the Company’s issuance of its 9.0% Junior Subordinated Notes due 2068 (collectively, the “Replacement Capital Covenants”). The Company received the consent of holders of a majority in principal amount of the Notes, as required for the termination of the Replacement Capital Covenants. The consent solicitation expired at 5:00 p.m. on April 11, 2012.

A copy of the Company’s Termination of the Replacement Capital Covenants is attached hereto as Exhibit 99.1. A copy of the news release is attached hereto as Exhibit 99.2. Both Exhibits 99.1 and 99.2 are incorporated into this Item 8.01 by reference.

Execution of New Replacement Capital Covenant

Simultaneous with the termination of the Replacement Capital Covenants, the Company entered into a Replacement Capital Covenant (the “New RCC”), whereby the Company covenants for the benefit of holders of a designated series of its long-term indebtedness (such designated series initially being the Company’s 5.900% Medium-Term Notes, Series D, due March 17, 2036), that it will not repay, redeem or purchase, and will not permit any of its subsidiaries to purchase, any of the 8.875% Junior Subordinated Notes prior to June 15, 2038 (or such earlier date as the New RCC terminates by its terms) unless, subject to certain limitations, since the date that is 360 days prior to the date of that repayment, redemption or purchase, the Company has received a specified amount of net cash proceeds from the sale of common stock or other qualifying securities that have certain characteristics that are at least as equity-like as the applicable characteristics of the 8.875% Junior Subordinated Notes, or the Company or its subsidiaries have issued a specified amount of common stock in connection with the conversion or exchange of certain convertible or exchangeable securities.

The foregoing description of the New RCC does not purport to be complete and is qualified in its entirety by reference to the full text of the New RCC, a copy of which is attached hereto as Exhibit 99.3 and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

99.1	Termination of the Replacement Capital Covenants, dated as of April 11, 2012

99.2	News release dated April 11, 2012 announcing the results of a consent solicitation from the holders of the Company’s 6.625% Medium-Term Notes, Series D, due 2037

99.3	Replacement Capital Covenant of the Company, dated as of April 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2012

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Termination of the Replacement Capital Covenants, dated as of April 11, 2012

99.2	News release dated April 11, 2012 announcing the results of a consent solicitation from the holders of the Company’s 6.625% Medium-Term Notes, Series D, due 2037

99.3	Replacement Capital Covenant of the Company, dated as of April 11, 2012